UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2015, Jarden Corporation (the “Company”) entered into an underwriting agreement (the “Agreement”) with Barclays Capital Inc. (“Barclays Capital”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS”), as representatives of the several underwriters named in Schedule I to the Agreement (the “Underwriters”). Pursuant to the terms and conditions of the Agreement, the Company agreed to sell 16,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $54.50 per share (the “Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 2,400,000 additional shares of Common Stock. The Company expects to close the Offering on or about July 22, 2015, subject to the satisfaction of various customary closing conditions.

The Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking services, trust services and financial advisory services for the Company and its affiliates, for which they have received customary fees and expenses. Affiliates of certain of the Underwriters are agents and/or lenders under our senior secured credit facility, securitization facility and/or certain committed facilities relating to the financing of the Company’s acquisition of Waddington Group, Inc. (“Waddington”). In addition, Barclays Capital is acting as advisor to Waddington in connection with the Company’s proposed acquisition of Waddington. Ros L’Esperance, who is currently one of our directors, also serves in various positions at one or more affiliates of UBS.

The shares of Common Stock were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-190687). A copy of the Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

1.1	Underwriting Agreement, dated July 16, 2015, by and among Jarden Corporation and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated July 16, 2015, by and among Jarden Corporation and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.